UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AMERICAN AIRLINES GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 29, 2019, American Airlines Group Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its definitive proxy statement for the 2019 Annual Meeting of Stockholders to be held on June 12, 2019 (the “Proxy Statement”). We are filing this supplement to the Proxy Statement because a law firm purporting to represent a stockholder has asserted that the Proxy Statement, which includes more than 66 pages of information regarding the Company and its compensation and governance programs, should have included a cross-reference to a discussion in the Company’s Annual Report on Form 10-K (which is physically attached to our Proxy Statement as mailed to stockholders) of certain information underlying the valuation of the performance-based portion of the restricted stock units (“RSUs”) granted to our Named Executive Officers in 2018. The Company’s Annual Report on Form 10-K does not contain a discussion of such information because the RSUs are immaterial to the Company’s financial statements and stock-based compensation expense. Although we believe that the stockholder’s request to provide such disclosure is without merit and that the requested information is not material, to avoid unnecessary distraction ahead of the annual meeting, we are providing additional information below regarding the grant date fair value determination for the performance-based portion of the RSUs.

As such, the following information is provided as a supplement to footnote (b) on page 55 and footnote (d) on page 57 of our Proxy Statement:

“The Monte Carlo valuation method simulates a range of possible future stock prices for the Company and each of the peer group companies using certain inputs. For the awards granted during the fiscal year ended December 31, 2018, such inputs consisted of: (a) an expected term that was based on the actual three-year term of the award; (b) stock price volatility for the Company, Alaska Air Group, Delta Air Lines, JetBlue Airways, Southwest Airlines, Spirit Airlines and United Airlines of 34.24%, 29.78%, 28.88%, 32.88%, 28.89%, 39.18% and 35.40%, respectively, based on each company’s historical stock price volatility over the three years prior to the date of grant to conform to the term of the awards; and (c) a risk-free interest rate of 2.38% derived from a three-year zero-coupon rate from the Treasury Constant Maturities yield curve as of the grant date. Based on this methodology, the valuation of these awards granted during the fiscal year ended December 31, 2018 was 104.27% of the closing price of the Company’s stock on the date of grant. For the awards granted during the fiscal year ended December 31, 2017, such inputs consisted of: (a) an expected term that was based on the actual three-year term of the award; (b) stock price volatility for the Company, Alaska Air Group, Delta Air Lines, JetBlue Airways, Southwest Airlines, Spirit Airlines and United Airlines of 36.96%, 29.74%, 31.06%, 36.03%, 30.55%, 39.25% and 37.81%, respectively, based on each company’s historical stock price volatility over the three years prior to the date of grant to conform to the term of the awards; and (c) a risk-free interest rate of 1.48% derived from a three-year zero-coupon rate from the Treasury Constant Maturities yield curve as of the grant date. Based on this methodology, the valuation of these awards granted during the fiscal year ended December 31, 2017 was 110.52% of the closing price of the Company’s stock on the date of grant.”

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